                                         BATTLE MOUNTAIN GOLD COMPANY
                                 COMPUTATIONS OF INCOME (LOSS) PER COMMON SHARE


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

                                                                                         THREE MONTHS ENDED
                                                                                              JUNE 30
MILLIONS, EXCEPT PER SHARE AMOUNTS                                                       2000         1999
----------------------------------                                                       ----         ----
                                                                                                   (as restated)
BASIC INCOME LOSS PER SHARE
      Net loss
         Net loss                                                                    $     (7.4)   $    (15.4)
         Deduct dividends on preferred shares                                              (1.8)         (1.8)
                                                                                     ----------    ----------
         Net loss applicable to common stock                                         $     (9.2)   $    (17.2)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
                                                                                     ==========    ==========
      Basic loss per common share                                                    $   (0.040)   $   (0.075)
                                                                                     ==========    ==========

DILUTED LOSS PER SHARE
      Net loss applicable to common stock                                            $     (9.2)   $    (17.2)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
         Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
           from exercise of such options                                                    -             -
                                                                                     ----------    ----------
         Weighted average number of common shares outstanding                             229.9         229.8
                                                                                     ==========    ==========
      Diluted loss per share, assuming conversion                                    $   (0.040)   $   (0.075)
                                                                                     ==========    ==========

CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
    CONVERSION OF PREFERRED SHARES
      Net loss
         Net loss applicable to common stock                                         $     (9.2)   $    (17.2)
         Effect on net loss if preferred shares were converted                              1.8           1.8
                                                                                     ----------    ----------
           Net loss                                                                  $     (7.4)   $    (15.4)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
         Effect on average shares outstanding if preferred shares were converted           11.0          11.0
                                                                                     ----------    ----------
         Weighted average number of common shares outstanding, as adjusted                240.9         240.8
                                                                                     ==========    ==========
      Diluted loss per share, assuming conversion                                    $   (0.031)   $   (0.064)
                                                                                     ==========    ==========

    CONVERSION OF DEBENTURES
      Net loss
         Net loss applicable to common stock                                         $     (9.2)   $    (17.2)
         Effect on net loss if debentures were converted                                    0.9           0.9
                                                                                     ----------    ----------
           Net loss, as adjusted                                                     $     (8.3)   $    (16.3)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
         Effect on average shares outstanding if debentures were converted                  4.8           4.8
                                                                                     ----------    ----------
         Weighted average number of common shares outstanding, as adjusted                234.7         234.6
                                                                                     ==========    ==========
      Diluted loss per share, assuming conversion                                    $   (0.035)   $   (0.069)
                                                                                     ==========    ==========

    CONVERSION OF OPTIONS
      Net loss
         Net loss applicable to common stock                                         $     (9.2)   $    (17.2)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
         Effect on average shares outstanding if options were converted                     -             -
                                                                                     ----------    ----------
         Weighted average number of common shares outstanding, as adjusted                229.9         229.8
                                                                                     ==========    ==========
      Diluted loss per share, assuming conversion                                    $   (0.040)   $   (0.075)
                                                                                     ==========    ==========


                                                                                          SIX MONTHS ENDED
                                                                                               JUNE 30
MILLIONS, EXCEPT PER SHARE AMOUNTS                                                       2000          1999
----------------------------------                                                       ----          ----
                                                                                                   (as restated)
BASIC INCOME LOSS PER SHARE
      Net loss
         Net loss                                                                    $     (9.0)   $    (28.0)
         Deduct dividends on preferred shares                                              (3.7)         (3.7)
                                                                                     ----------    ----------
         Net loss applicable to common stock                                         $    (12.7)   $    (31.7)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
                                                                                     ==========    ==========
      Basic loss per common share                                                    $   (0.055)   $   (0.138)
                                                                                     ==========    ==========

DILUTED LOSS PER SHARE
      Net loss applicable to common stock                                            $    (12.7)   $    (31.7)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
         Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
           from exercise of such options                                                    -             -
                                                                                     ----------    ----------
         Weighted average number of common shares outstanding                             229.9         229.8
                                                                                     ==========    ==========
      Diluted loss per share, assuming conversion                                    $   (0.055)   $   (0.138)
                                                                                     ==========    ==========

CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
    CONVERSION OF PREFERRED SHARES
      Net loss
         Net loss applicable to common stock                                         $    (12.7)   $    (31.7)
         Effect on net loss if preferred shares were converted                              3.7           3.7
                                                                                     ----------    ----------
           Net loss                                                                  $     (9.0)   $    (28.0)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
         Effect on average shares outstanding if preferred shares were converted           11.0          11.0
                                                                                     ----------    ----------
         Weighted average number of common shares outstanding, as adjusted                240.9         240.8
                                                                                     ==========    ==========
      Diluted loss per share, assuming conversion                                    $   (0.037)   $   (0.116)
                                                                                     ==========    ==========

    CONVERSION OF DEBENTURES
      Net loss
         Net loss applicable to common stock                                         $    (12.7)   $    (31.7)
         Effect on net loss if debentures were converted                                    1.9           1.9
                                                                                     ----------    ----------
           Net loss, as adjusted                                                     $    (10.8)   $    (29.8)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
         Effect on average shares outstanding if debentures were converted                  4.8           4.8
                                                                                     ----------    ----------
         Weighted average number of common shares outstanding, as adjusted                234.7         234.6
                                                                                     ==========    ==========
      Diluted loss per share, assuming conversion                                    $   (0.046)   $   (0.127)
                                                                                     ==========    ==========

    CONVERSION OF OPTIONS
      Net loss
         Net loss applicable to common stock                                         $    (12.7)   $    (31.7)
                                                                                     ==========    ==========
      Shares
         Weighted average number of common shares outstanding                             229.9         229.8
         Effect on average shares outstanding if options were converted                     -             -
                                                                                     ----------    ----------
         Weighted average number of common shares outstanding, as adjusted                229.9         229.8
                                                                                     ==========    ==========
      Diluted loss per share, assuming conversion                                    $   (0.055)   $   (0.138)
                                                                                     ==========    ==========


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